Exhibit 10.5

PROMISSORY NOTE

SGD$5,250,533.93	December 28, 2014

FOR VALUE RECEIVED, the undersigned, HotApp International Inc., a company incorporated in the State of Delaware, (the  “M aker"), hereby unconditionally promises to pay to the order of SINGAPORE EDEVELOPMENT LIMITED, a Singapore Company listed in the Singapore Stock Exchange, Company Registration No. 2009 l6763W (the '"Holder " ),  at such place as the Holder may from time to time designate in writing, the principal amount of up to SINGAPORE DOLLARS FIVE MILLION TWO HUNDRED AND FIFTY THOUGHT FIVE HUNDRED AND THIRTY-THREE DOLLARS NINETY-THREE CENTS (SGD$5,250,533.93).

This Promissory Note (the "Note ") is made as of the date indicated above.

l .  Repayment Period.  This Note shall be due and payable on June 25, 2015 (the "Maturity Date").

2. Interest.  This Note will be interest free.

3. Place of Payment. All amounts payable hereunder shall be payable at the offices of Holder or such other place as the Holder may determine.

4. Prepayment. Maker may prepay any and all amounts due under this Note in whole or in part at any time and from time to time without penalty or premium.

5. Extension of Note. Maker may extend the term of this Note, provided, however, that Maker deliver to Holder on or before thirty (30) days prior to the Maturity Date a written request to extend the term of this Note and Holder agrees in writing to so extend the term of the Note.

6. Governing Law. This Note shall be governed by, interpreted under and construed in accordance with the Laws of New York.

7. Use of Proceeds.   For the continuation of the Maker’s business plan, including the further software development of the Company’s merger and acquisition platform, marketing, and, for general working capital.

8. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Maker and shall extend to any successor or assignee of Holder hereof. This Note is freely assignable by the holder hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed this Note as of the Effective Date specified above.

MAKER:

HOTAPP INTERNATIONAL, INC.

/s/ Mary Ellen Schloth
By: Mary Ellen Schloth
Title:  CEO

HOLDER:

SINGAPORE EDEVELOPMENT LIMITED

/s/ Chan Heng Fai
By: Chan Heng Fai, Director